Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statements on Form S-8 (Nos. 333-255419, 333-267045, 333-271112, 333-279010 and 333-293876) and registration statements on Form F-3 (Nos. 333-276845, 333-285501, 333-286445, 333-288621, 333-289323, and 333-291594) of our report dated April 30, 2026, with respect to the consolidated financial statements of Steakholder Foods Ltd.

/s/ Somekh Chaikin

Somekh Chaikin

Member Firm of KPMG International

Tel Aviv, Israel

April 30, 2026